EXHIBIT 15


                           ACCOUNTANT'S ACKNOWLEDGMENT


We acknowledge the incorporation by reference in the Registration Statements on Form S-3 (filed in October 2000 and March 2001) and Form S-8 (filed in November
1997) of Penn Octane Corporation of our report dated March 7, 2003 which appears on page 3 of the Quarterly Report on Form 10-Q for the quarter ended January 31, 2003.


                                /s/ BURTON MCCUMBER & CORTEZ, L.L.P.


Brownsville, Texas
March 7, 2003


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